Exhibit 10.19

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (this “Lease”), effective as of the 14th day of February, 2010 (the “Effective Date”), is made by and between Schlecht Retail Ventures LLC, a Wisconsin limited liability company (“Landlord”), and Duluth Holdings Inc., a Wisconsin corporation (“Tenant”).

RECITALS

A. Landlord owns that certain real property (i) located at 100 West Main Street, Mount Horeb, Wisconsin, and (ii) legally described on Exhibit A attached to this Lease (the “Land”).

B. An approximately 7,710 square foot building (the “Building”) is located on the Land.

C. Landlord has agreed to lease certain portions of the Land and Building to Tenant and Tenant has agreed to lease certain portions of the Land and Building from Landlord on the terms and conditions provided for in this Lease.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals that are incorporated into and made a part of this Lease, the mutual covenants, promises and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby covenant, promise and agree as follows:

1. DEFINED TERMS. The terms listed below shall have the following meanings:

(a)	“Additional Rent”	Those payments and charges that are required of Tenant and designated in this Lease as Additional Rent.

(b)	“Fixed Rent”	The amounts payable by Tenant to Landlord pursuant to Section 4(a).

(c)	“Landlord’s Address”	170 Countryside Drive Belleville, WI 53508 Attention: Steve Schlecht Facsimile: 608-424-1710

(d)	“Leased Premises”	The Initial Leased Premises or the Final Leased Premises (as defined in Section 2 below), as applicable.

(e)	“Permitted Uses”	Operation of a commercial retail store and all ancillary legal uses.

(f)	“Rent”	All Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease.

(g)	“Tenant’s Address”	170 Countryside Drive Belleville, WI 53508 Attention: Steve Schlecht Facsimile: 608-424-1710

2. LEASED PREMISES.

(a) Initial Leased Premises. As of the Effective Date, a residential apartment on the second floor of the Building (the “Apartment”) is leased by a third party (the “Month to Month Tenant”) pursuant to an oral, month to month lease (the “Month to Month Lease”). From and after the Effective Date until the date that the Month to Month Lease has terminated and the Month to Month Tenant has vacated the Apartment (the “Transition Date”), the Leased Premises shall consist of the Land, the Building, and all other improvements located on the Land except for the Apartment (the “Initial Leased Premises”). Prior to the Transition Date, Tenant shall provide access over and through the Initial Leased Premises to the extent reasonably necessary for the Month to Month Tenant to use and occupy the Apartment in a manner substantially similar to the Month to Month Tenant’s use and occupancy of the Apartment immediately prior to the Effective Date.

(b) Final Leased Premises. On the Transition Date, the Leased Premises shall consist of the Land, the Building, and all other improvements located on the Land, including without limitation the Apartment (the “Final Leased Premises”).

(c) General. In consideration of the terms, covenants, conditions, and agreements to be performed by Landlord and Tenant under this Lease, Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord.

(d) Condition. Tenant agrees that Landlord has made no representation or warranty, express or implied, regarding the condition of the Leased Premises or its fitness for any particular purpose. Tenant has inspected and approved the Leased Premises. Tenant accepts the Initial Leased Premises in “as is” condition as of the Effective Date, and Tenant shall accept the Apartment in its “as is” condition as a part of the Final Leased Premises as of the Transition Date. No agreement of Landlord or its agents, members or employees to alter, remodel, decorate, clean or improve the Leased Premises (or to provide Tenant with any credit or allowance for the same) has been made by or on behalf of Landlord or relied upon by Tenant, except as expressly stated otherwise in this Lease.

3. TERM. The term of this Lease (the “Term”) is approximately fifteen (15) years commencing on the Effective Date and terminating on February 28, 2025, unless extended or sooner terminated as provided for in this Lease. The Term shall automatically renew thereafter for successive terms of one (1) year, unless either party gives written notice of termination to the other party at least thirty (30) days prior to the end of the then-current term, provided however, that the Term shall not exceed a total of ninety-eight (98) years.

4. RENT.

(a) Fixed Rent.

(i) Initially. Beginning on the Effective Date and continuing through February 28, 2013, Tenant shall pay annual Fixed Rent of Sixty Thousand Three Hundred and 00/100 Dollars ($60,300.00), to Landlord, in advance, in equal monthly installments of Five Thousand Twenty-Five and 00/100 Dollars ($5,025.00) on the first day of each calendar month during the Term.

(ii) Fixed Rent Adjustment. On March 1, 2013 (the “First Adjustment Date”), the Fixed Rent shall increase by three percent (3%). Thereafter during the Term, the Fixed Rent shall increase by three percent (3%) on each date (each an “Adjustment Date”) that is the third (3rd) anniversary of the First Adjustment Date or the most recent prior Adjustment Date, as applicable.

(b) Additional Rent — Generally. In addition to Fixed Rent, Tenant shall pay, on or before the date due, all Additional Rent provided for in this Lease.

(c) Payment of Rent. Each Fixed Rent payment shall be made by Tenant to Landlord at Landlord’s Address or such other place as Landlord shall designate in writing, on or before the date due, without prior demand and without deduction or offset. The covenant to pay Rent is hereby declared to be independent of all other covenants in this Lease. Rent for all partial months during the Term will be pro-rated on a daily basis.

(d) Net Lease. This Lease is a net Lease and as such, to the extent not already provided in this Lease, Tenant agrees that at all times during the Term, Tenant shall pay all Rent and any and all other fees, costs or expenses related to the use and operation of the Leased Premises.

5. SECURITY DEPOSIT. There is no security deposit under this Lease.

6. TAXES, UTILITIES, REPAIR AND MAINTENANCE.

(a) Taxes. Tenant shall pay, as Additional Rent, on or before the date due, all real estate taxes, special assessments, sewer and water charges, and all other fees, charges, taxes or assessments levied, assessed or imposed against the Leased Premises, Tenant’s leasehold interest, all Alterations (as hereinafter defined), personal property or trade fixtures placed in, upon or about the Leased Premises during the Term, or any period when Tenant occupies the Leased Premises by any governmental authority with jurisdiction over the Leased Premises.

(b) Utility Expenses. Tenant shall pay, as Additional Rent, on or before the date due, all fees, charges, costs and expenses for gas, light and power, telecommunications, water, sewer and other utility and municipal services furnished to the Leased Premises during the Term.

(c) Repairs and Maintenance. Tenant shall, at Tenant’s expense, keep, maintain, repair and replace, as necessary, the Leased Premises and all equipment and facilities contained on or serving the Leased Premises, in good condition and repair, which shall include, without limitation, the regular removal of all garbage, trash, rubbish or other refuse from the Leased Premises, the removal of all snow and ice from the parking areas, driveways and sidewalks located on the Leased Premises, and the maintenance, repair, and replacement, as necessary, of (i) all landscaping located on the Leased Premises; (ii) all parking areas and driveways located on the Leased Premises, (iii) all mechanical systems, serving the Leased Premises (including, without limitation, all HVAC units), and (iv) the roof, foundation, and all other structural components of the Leased Premises.

(d) Applicability to the Apartment. For the purposes of this Section 6, the term “Leased Premises” shall mean the Final Leased Premises, no matter if before or after the Transition Date.

7. USE.

(a) Permitted Uses. Tenant shall use the Leased Premises only for the Permitted Uses and shall not use or permit the Leased Premises to be used for any other purpose. Tenant shall not use or occupy, or permit the use or occupancy of the Leased Premises in violation of (i) any recorded covenants, conditions or restrictions affecting the Leased Premises, (ii) any law, regulation, ordinance, rule or requirement of any governmental authority with jurisdiction over the Leased Premises, (iii) any certificate of occupancy issued with respect to the Leased Premises, or (iv) any insurance policy covering the Leased Premises. Tenant shall not commit, or suffer to be committed, waste, nor allow any nuisance to occur in, on or about the Leased Premises. Tenant shall comply with any lawful directive and/or orders, rules and regulations of any governmental authority with respect to the use or occupancy of the Leased Premises. Tenant shall, at Tenant’s sole cost, comply with all reasonable requirements of any insurance company in order to maintain the insurance coverages required in this Lease.

(b) Americans with Disabilities Act. Tenant shall use the Leased Premises in conformance with, and shall perform all construction, repair, replacement, alteration, removal and remodeling work on the Leased Premises in conformance with, the requirements of the Americans with Disabilities Act, as it may be amended from time to time, and all regulations issued by the United States Attorney General or other authorized agencies under the authority of the Americans with Disabilities Act (collectively, the “Act”). Tenant agrees to reimburse and indemnify Landlord for any expenses incurred because of Tenant’s failure to use the Leased Premises in accordance with, or the failure of Tenant’s work to conform with, the Act, including, without limitation (i) the costs of making any alterations, renovations or accommodations required by the Act, or any governmental enforcement agency or any court, (ii) any and all fines, civil penalties and damages awarded against Tenant or Landlord that may result from a violation or violations of the Act and (iii) all reasonable legal expenses incurred in defending claims made under the Act, including reasonable attorney’s fees and expenses.

8. ALTERATIONS, COMPLIANCE, WORKMANSHIP AND LIENS.

(a) Alterations. If Tenant desires to make any alterations, additions, installations, substitutions, improvements or decorations (collectively, “Alterations”) in and to the Leased Premises, Tenant shall obtain Landlord’s prior written consent to those Alterations, which consent will not be unreasonably withheld, conditioned or delayed.

(b) Quality of Work. All work on any Alterations, and all work described elsewhere in this Lease, if any, shall be undertaken and completed (i) by skilled contractors reasonably acceptable to Landlord and carrying such insurance coverages as are required by Landlord, (ii) at reasonable times, (iii) in a first-class, workmanlike manner, (iv) employing new, high-quality materials, unless otherwise approved in advance, in writing, by Landlord, and (v) according to plans and specifications reviewed and approved in advance, in writing, by Landlord.

(c) Compliance with Laws; Insurance. All work on any Alterations, shall be undertaken and completed in compliance with all applicable laws, regulations and rules of any governmental authority with jurisdiction over the Leased Premises. Before commencement of any work, Tenant’s contractor shall provide any completion and lien indemnity bond required by Landlord, and Tenant shall provide evidence of such insurance as Landlord may require, naming Landlord as an additional insured.

(d) Liens. Nothing in this Lease shall authorize Tenant to perform any act that would in any way encumber Landlord’s title to the Leased Premises. Tenant agrees to pay promptly when due the entire cost of any work or materials furnished to the Leased Premises so that the Leased Premises shall at all times be free of liens for labor or materials. If any lien or notice of intent to hold a lien is filed against or attached to the Leased Premises, or Tenant’s interest therein, Tenant shall immediately either pay the amount of said lien in full, or shall provide and pay for a noncancellable bond placed with a reputable company reasonably approved by Landlord, in an amount equal to twice the amount of said lien. Said bond shall insure the interest of Landlord from any loss by reason of the filing of such lien. Tenant also agrees to pursue immediately, in good faith, Tenant’s legal remedies to remove said lien.

(e) Removal. All Alterations shall become part of the Leased Premises and remain a part of the Leased Premises at the end of the Term, provided however, if Landlord gives Tenant notice, at least thirty (30) days before the end of the Term, to remove any Alterations, Tenant shall do so and shall pay the cost of the removal and any repair required by the removal.

(f) Tenant’s Personal Property. All of Tenant’s personal property, trade fixtures, machinery and equipment, furniture, and movable partitions shall remain Tenant’s property and may be removed at any time provided that Tenant repairs any damage to the Leased Premises caused by said removal. If Tenant fails to remove any such materials at the end of the Term, Landlord may do so and store them at Tenant’s expense, in any manner chosen by Landlord, without any liability to Tenant. Upon fifteen (15) days notice to Tenant, Landlord: may sell any such materials at public or private sale and apply the amounts received to any amounts outstanding under this Lease, including the cost of removal, storage and sale.

9. INSURANCE.

(a) Generally. All insurance policies required to be carried by Tenant under this Lease shall be issued by insurers licensed to do business in Wisconsin and reasonably acceptable to Landlord, shall be in a form satisfactory to Landlord and shall name Landlord, and any party reasonably designated by Landlord, as additional insureds, as their interests may appear. Tenant shall promptly provide certificates of insurance in form satisfactory to Landlord and evidence of payment of premiums to Landlord upon Landlord’s request made from time to time. All policies of insurance shall include a provision requiring the insurer to give Landlord at least thirty (30) days prior written notice before terminating, canceling, reducing coverage or making any changes in any policy.

(b) Liability Insurance. At all times during the Term, Tenant shall carry commercial general liability insurance with limits of $1,000,000 per occurrence / $1,000,000 in the aggregate.

(c) Fire and Extended Coverage Insurance. At all times during the Term, Tenant shall carry commercial property insurance, including fire and extended coverage, vandalism, malicious mischief and all risk coverage upon the Leased Premises (including all Alterations), and all property owned or leased by Landlord and located on the Leased Premises, in the full replacement cost thereof. Tenant shall also carry commercial property insurance, including fire and extended coverage, vandalism, malicious mischief and all risks coverage upon all property owned by Tenant and located on the Leased Premises, in the full replacement cost thereof.

(d) Applicability to the Apartment. For the purposes of this Section 9, the term “Leased Premises” shall mean the Final Leased Premises, no matter if before or after the Transition Date.

10. INDEMNIFICATION. Tenant agrees at all times to indemnify and save, protect and keep harmless Landlord and the Leased Premises from every and all cost, loss, damage, liability and expense whatsoever, including, without limitation, actual attorney’s fees and expenses, that may arise from or be claimed against Landlord or the Leased Premises by any person or persons, for any injuries or damages to person or property of whatever kind arising from the acts or omissions of Tenant, its customers, invitees, employees and agents, or from the use or occupancy of the Leased Premises by Tenant, its customers, invitees, employees and agents, or from any breach or default by Tenant in the performance of its obligations under this Lease.

11. WAIVER OF SUBROGATION. Landlord and Tenant agree to have all fire and extended coverage or material damage insurance with respect to the Leased Premises or any portion thereof or property therein include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss and further providing that the insurance will not be invalidated should the insured, prior to a loss, waive in writing any or all right of recovery against any party for loss occurring to the property described in this Lease. Each party, notwithstanding any provision of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by valid and collectible insurance policies, to the extent of any recovery collectible under such insurance.

12. DESTRUCTION OF THE LEASED PREMISES. If the Leased Premises are partially or totally destroyed by fire or other casualty, then Tenant shall rebuild, refurnish and equip the Leased Premises at Tenant’s expense. Tenant shall be entitled to all insurance proceeds as a result of the damage to or destruction of the Leased Premises. Tenant shall initiate and pursue the necessary work to repair or restore the Leased Premises with all reasonable dispatch, in a manner consistent with sound construction methods and in accordance with law, but Tenant shall not be liable for any delays or interruptions occasioned by strikes, casualties, critical materials in short supply, governmental regulations, or any other causes beyond Tenant’s control. All restoration or repair undertaken under this Section 12 will be undertaken and completed in conformity with the requirements of Section 8 above. For the purposes of this Section 12, the term “Leased Premises” shall mean the Final Leased Premises, no matter if before or after the Transition Date.

13. CONDEMNATION.

(a) Taking of Part or Whole. If the Leased Premises are rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the condemnation, in which event this Lease shall terminate effective as of the date which is the day immediately preceding the date of the condemnation. If this Lease so terminates, Rent shall be paid on a pro-rata basis through the termination date. If the condemnation does not render the Leased Premises untenantable, this Lease shall terminate with respect to that portion of the Leased Premises that is taken, and Rent shall abate in proportion to the part of the Leased Premises condemned; further, for that portion of the Leased Premises which is not condemned, the Lease shall continue in full force and effect and Tenant, at Tenant’s expense, shall promptly restore the portion thereof not condemned, to the extent reasonably possible, to substantially the same condition as existing prior to the condemnation. Notwithstanding the foregoing, Tenant shall not be required to expend an amount in excess of the proceeds actually received by Landlord from the condemning authority and released by Landlord to Tenant for said purpose. For the purposes of this Section 13, the term “Leased Premises” shall mean the Final Leased Premises, no matter if before or after the Transition Date.

(b) Award. All compensation awarded for any taking shall be the property of Landlord, provided however, Landlord shall not be entitled to any award made to Tenant for its leasehold interest, interruption of business or relocation of Tenant’s equipment, fixtures and other property, and Tenant shall be entitled to pursue any claim therefor.

14. DEFAULT.

(a) Definition. Should Tenant (i) fail to pay any Rent due under this Lease or any part thereof within (5) days after receipt of written notice of that failure from Landlord, (ii) fail to perform or observe any other agreements, obligations, covenants or conditions on Tenant’s part to be performed or observed under this Lease and Tenant does not cure that failure within thirty (30) days after written notice from Landlord, (iii) make an assignment for the benefit of creditors, file a voluntary petition in bankruptcy, or file for an arrangement or reorganization or suffer an involuntary petition to be filed against Tenant or suffer a receiver or trustee to be appointed for Tenant, or permit Tenant’s fixtures or merchandise in the Leased Premises to be attached or taken under execution or other legal process, then in all or any of such events a breach of this Lease (a “Default”) shall have occurred.

(b) Remedies. In the event of a Default, Landlord, in addition to any other remedies available at law or in equity, shall have the immediate right, or the option at any time while such default exists and upon notice: (i) to terminate this Lease and all rights of Tenant under this Lease or; (ii) without terminating this Lease, to terminate Tenant’s right to possession of the Leased Premises. An election by Landlord to terminate Tenant’s right to possession of the Leased Premises without terminating the Lease shall not preclude a subsequent election by Landlord to terminate the Lease. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord.

(c) Termination of Possession. After Landlord takes possession of the Leased Premises under Section 14(b) without terminating the Lease, Landlord may, but need not, relet the Leased Premises or any part thereof for the account of Tenant to any person, firm or corporation for such rent, for such time and upon such terms as Landlord, in Landlord’s sole discretion shall determine. In any such case, Landlord may make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent deemed by Landlord necessary. Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of the reletting. If the consideration, if any, collected by Landlord upon reletting of the Leased Premises for Tenant’s account is not sufficient to pay monthly the full amount of the Rent then due, together with the costs of repairs, alterations, additions, redecorating and Landlord’s other costs and expenses of regaining possession and reletting the Leased Premises, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

(d) Termination of the Lease. If Landlord elects to terminate this Lease due to Tenant’s Default, then Landlord may recover from Tenant: (i) any unpaid Rent that was due under this Lease on or before the date of termination (the “Termination Date”); plus (ii) the worth at the time of termination of the unpaid Rent for the balance of the Term after the Termination Date; plus (iii) any other amount necessary to compensate Landlord for all the detriment proximately and directly caused by Tenant’s failure to perform its obligations under this Lease or that ordinarily would be likely to result therefrom, including, without limitation, all Landlord’s expenses in connection with reletting the Leased Premises, repossession costs, brokerage commissions, attorneys’ and legal assistants’ fees and expenses of preparing the Leased Premises for a new tenant. No action of Landlord in accordance with the foregoing, or any failure to relet or to collect rent under reletting, shall release or reduce Tenant’s liability. The “worth at the time of termination” under Section 14(d)(i) is computed by calculating the present value of the future unpaid Rent using a discount rate equal to twelve percent (12%) per annum. Nothing in this Lease shall limit Landlord’s right to obtain, in any bankruptcy or insolvency proceedings by reason of termination of this Lease, an amount equal to the maximum allowed by law, even if greater than the amount set forth above.

(e) Self-Help. In addition to any of the foregoing remedies and so long as this Lease is not terminated, Landlord shall, upon delivery of written notice to Tenant, have the right to remedy any default of Tenant and to add to the Rent payable under this Lease all of Landlord’s costs in so doing, plus interest thereon as provided in Section 25(b).

15. ESTOPPEL CERTIFICATE. Tenant agrees, within fifteen (15) days after written request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) the Effective Date, (b) the amount of Fixed Rent, if any, paid in advance, and, if then true, (c) that this Lease is unmodified and in full force and effect, (d) that Rent is paid currently without any offsets, (e) that Tenant has no defenses, offsets or counterclaims against its obligations to pay Rent and perform its other covenants under this Lease, and (f) that there are no uncured defaults by Landlord, or stating those claimed by Tenant.

16. QUIET ENJOYMENT. Landlord agrees that so long as Tenant is not in default under this Lease, Tenant shall have the peaceable and quiet enjoyment and possession of the Leased Premises without hindrance by Landlord, except for matters in this Lease specifically provided.

17. SURRENDER. When the tenancy created by this Lease terminates, Tenant agrees to surrender the Leased Premises to Landlord in the same or better condition than existed when Tenant entered possession, being free from trash or debris, and being broom clean, ordinary wear and tear excepted. As set forth in Section 8(e) above, Tenant agrees to remove any Alterations made by Tenant, if so requested by Landlord, and Tenant shall promptly restore the Leased Premises following that removal. Tenant may remove its trade fixtures and shall repair promptly any damage caused by such removal. Tenant also agrees to deliver all keys for the Leased Premises to Landlord.

18. SUBLETTING OR ASSIGNMENT BY TENANT. Tenant may not encumber, mortgage, assign, or otherwise transfer this Lease, any right or interest in this Lease or any right or interest in the Leased Premises, nor may Tenant sublet the Leased Premises or any part thereof (each of the foregoing, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A consent by Landlord to one Transfer shall not be deemed to be a consent to any subsequent Transfer. No Transfer shall relieve the Tenant from its obligations under this Lease. Any Transfer without the prior written consent of Landlord, whether it be voluntary or involuntary, by operation of law or otherwise, is void.

19. ACCESS TO LEASED PREMISES. Landlord or its agents will have free access to the Leased Premises at all reasonable times upon prior notice for the purpose of inspecting the Leased Premises, making repairs and/or exhibiting the Leased Premises to prospective tenants, purchasers and mortgagees, provided however, that, except in the event of an emergency (in which case, no prior notice shall be required), Landlord shall provide Tenant with at least twenty-four (24) hours notice before entering that the Leased Premises.

20. HOLDING OVER. Any holding over by the Tenant or any assignee or subtenant beyond the expiration of the Term of this Lease shall give rise to a tenancy at sufferance only, at a monthly rent equal to twice the monthly Fixed Rent payable by Tenant for the last month proceeding the termination or expiration of the Term and otherwise subject to all other applicable terms, covenants and conditions in this Lease. In the event of any holding over, Tenant shall indemnify Landlord against all loss or liability resulting from such holdover, including, without limitation, all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises.

21. DAMAGE TO TENANT’S PROPERTY. Notwithstanding anything to the contrary contained in this Lease, Landlord or its agents are not liable for loss or destruction of, damage to or theft of, any property, owned by Tenant or its employees or invitees and located on the Leased Premises, or for loss suffered by Tenant’s business resulting from any other cause other than the negligent or intentionally wrongful acts or omissions of Landlord, or for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying other portions of the Building. Tenant shall give prompt notice to Landlord in the case of fire, casualty or accidents on the Leased Premises.

22. ENVIRONMENTAL. Tenant shall properly treat, handle, store, and dispose of any hazardous wastes, toxic substances or toxic or hazardous materials (collectively “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Leased Premises (collectively “Hazardous Materials Activities”). Except to the extent caused by Landlord’s negligence or intentional misconduct, Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of (a) Tenant’s Hazardous Materials Activities, or (b) any other Hazardous Materials Activities occurring on the Leased Premises (i) during the Term, or (ii) during Tenant’s use or occupancy thereof or resulting from the acts or omissions of Tenant. For the purposes hereof, Hazardous Materials shall include, but not be limited to, substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; Resource Conservation and Recovery Act of 1976, as amended; Hazardous Materials Transportation Act, as amended; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant to said laws.

23. SIGNAGE. Tenant shall have the right to install and maintain a sign or signs at the Leased Premises advertising Tenant’s business at the Leased Premises, provided that said signage complies with all applicable laws, ordinances, rules and regulations. Upon Landlord’s request, at the end of the Term, Tenant shall, at Tenant’s expense, remove any signage installed at the Leased Premises and restore the Leased Premises to the condition existing prior to installation of said signage.

24. SUBORDINATION. This Lease is and shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on or against the Leased Premises, or on or against Landlord’s interest or estate in the Leased Premises, or any part of or interest in the foregoing (and in all cases including all extensions, renewals, amendments and supplements to any mortgage), without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages as may be required by Landlord. Notwithstanding anything contained in this Section, in the event the holder of any mortgage shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, then upon that holder notifying Tenant, this Lease shall be deemed prior and superior in lien to that mortgage, whether this Lease is dated prior to or subsequent to the date of that mortgage.

25. MISCELLANEOUS.

(a) Non-Waiver. Any payment of Rent and receipt by Landlord shall only be construed as being on account of the earliest stipulated unpaid Rent irrespective of endorsements or statements on such Rent payment or accompanying the same, and, in no case shall the payment of Rent or any other sum by Tenant, or the acceptance of such Rent or other sum by Landlord, extend the Term of this Lease. No action or failure to act by any party to this Lease shall constitute a waiver of any right or duty afforded to such party under this Lease, nor shall any such action or failure to act constitute an approval of, or acquiescence in, any breach of this Lease except as may be specifically agreed in writing. Acceptance of Rent by Landlord at any time when the Tenant is in default under any covenant or condition hereof shall not be construed as a waiver of such default.

(b) Unpaid Amounts. Any amount owed by Tenant under this Lease and not paid within ten (10) days of the date when due shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid in full.

(c) Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease that may be recorded at Landlord’s expense. Any such memorandum of lease shall set forth the Effective Date, the Term, a description of the Leased Premises, and other terms and provisions reasonably requested by Landlord (provided that, in no event, shall such instrument set forth the amount of Rent or other charges payable under this Lease).

(d) Notices. Any notice, demand or request provided for or permitted to be given pursuant to this Lease shall be in writing and shall be deemed to have been properly given (i) upon receipt, if hand delivered, (ii) upon deposit thereof at any main or branch United States Post Office, if sent by United States registered or certified mail, return receipt requested, (iii) on the first business day following deposit thereof at the office or drop box of a nationally recognized overnight delivery service, if sent by such service, or (iv) upon electronic confirmation of receipt by the sending equipment, if sent by facsimile, addressed to Landlord at Landlord’s address or to Tenant at Tenant’s address or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

(e) Assignment by Landlord; Binding Effect. Except as otherwise provided below, Tenant acknowledges and agrees that Landlord may assign this Lease without the prior written consent of the Tenant, and that such assignee shall be entitled to all the benefits of this Lease, provided that assignee agrees to be bound to all the obligations of Landlord under this Lease. This Lease and all rights under this Lease shall inure to the benefit of and be binding upon the Tenant and the Landlord, their respective successors and assigns, subject to the provisions of Section 18 above.

(f) Headings. All headings and titles in this Lease are for reference only and do not form a part of this Lease.

(g) Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by the parties to this Lease nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties to this Lease, it being understood and agreed that neither the method of computation of Rent nor any other provision contained in this Lease nor any acts of the parties to this Lease, shall be deemed to create any relationship between the parties to this Lease other than the relationship of Landlord and Tenant.

(h) Attorneys’ Fees. Should any litigation be commenced between the parties to this Lease concerning the Leased Premises, this Lease, or the rights and duties of either in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum for its attorney’s fees and costs in such litigation, which shall be determined by the court in such litigation or in a separate action brought for that purpose.

(i) Cumulative Remedies. The remedies given to Landlord in this Lease shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law.

(j) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Lease or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Lease shall not be in any way impaired, it being the intention of the parties that this Lease shall be enforceable to the fullest extent permitted by law.

(k) Entire Agreement. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and the letting thereof. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

(l) Limitation on Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual members of Landlord, and Tenant shall not seek recourse against any individual member of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. If Landlord should fail to perform any covenant, term or condition of this Lease, and if, as a consequence of that default, Tenant recovers a money judgment against Landlord, that judgment shall be satisfied only out of the proceeds of sale received upon execution of that judgment and levied thereon against the right, title and interest of Landlord in the Leased Premises and out of rents or other income from the Leased Premises receivable by Landlord, subject, nevertheless, to the rights of Landlord’s mortgagee, if any. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

(m) Controlling Law. This Lease, and the rights and obligations of the parties to this Lease, shall be construed and enforced in accordance with the internal laws of the State of Wisconsin.

(n) Counterparts. This Lease may be executed in any number of counterparts, any or all of which may contain the signature of any one of the parties, and all of which shall be construed together as a single instrument.

(o) Sale or Transfer by Landlord. In the event of any sale or other transfer of the Leased Premises or this Lease, Landlord shall be entirely relieved of all obligations under this Lease from and after the date of the transfer provided however, that the transferee shall assume the obligations of Landlord under this Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, Tenant and Landlord have executed this Lease as of the date first written above.

LANDLORD:		TENANT:

Schlecht Retail Ventures LLC		Duluth Holdings Inc.

By:	/s/ Steve Schlecht	By:	/s/ Steve Schlecht
Name:	Steve Schlecht	Name:	Steve Schlecht
Title:	Member	Title:	CEO

Signature Page to Commercial Lease

EXHIBIT A

LEGAL DESCRIPTION OF LAND

Lots Five (5), Six (6), Seven (7) and Eight (8), Block One (1), Carl Boeck’s Survey and Plat of Mount Horeb Station, in the Village of Mount Horeb, Dane County, Wisconsin.

Tax Parcel Number: 157/0606-123-2025-5

A -1